UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Protalix BioTherapeutics, Inc.

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Protalix Biotherapeutics Inc. Announces Adjournment of Annual Meeting

Protalix Biotherapeutics has announced that the April 15th, 2018 Annual Meeting of Stockholders has been adjourned until May 13, 2018 to allow additional time for stockholders to submit their proxies in connection with the meeting.

Given the importance of the proposals on the agenda of the meeting, we want to ensure that all stockholders have sufficient time to have their vote represented. This adjournment will allow additional time for stockholders to vote on these proposals. The annual meeting is scheduled to reconvene on Sunday, May 13, 2018 at 1:00 pm IST at the office of our Israeli counsel, Horn & Co., Law Offices.

Our Annual Meeting of Stockholders is your opportunity to participate in the decision-making process of our company. In particular, your support of proposal 4 will permit our Board of Directors to increase the number of authorized shares of our common stock from 250 million to 350 million. The increase will provide our management the flexibility needed to raise the capital required to expand our pioneering work in biotherapeutics.

We urge our stockholders who have not yet executed their proxy to please do so. This will help save us further solicitation costs and ensure that your important vote is represented.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

▪	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

▪	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

▪	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll-free at 833-501-4837.

Sincerely,

Yossi Maimon

Chief Financial Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY

PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

To our valued shareholder:

The annual meeting of stockholders of Protalix Biotherapeutics, Inc. has been adjourned and will now be held on May 13th, 2018.

According to our records your account is still unvoted and as an investor your participation will help advance opportunities for the company.

The Board asks for your support on Proposal #4, which is intended to permit the company to increase the number of authorized shares of common stock from 250 million to 350 million.  By increasing the authorized shares, the Board and the company will be able to raise capital in the future, on terms and conditions that they believe to be reasonable, in order to allow the company to obtain funding to continue advancing its clinical programs.

For additional information please reference the 2018 Proxy Statement filed on SEC.gov:

https://www.sec.gov/Archives/edgar/data/1006281/000157104918000157/0001571049-18-000157-index.htm

Please call us today at 833-501-4837 in order to vote your account.